Exhibit 4.1

FISCAL AGENCY AGREEMENT

SOVEREIGN BANK,
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Fiscal Agent

Dated as of December 22, 2008
2.75% Senior Notes Due 2012
Guaranteed under the FDIC’s Temporary Liquidity Guarantee Program

TABLE OF CONTENTS

1. The Securities	1
2. Appointment of Agents	2
3. Authenticating Duties	3
4. Registration of the Securities	3
5. Duties of Fiscal Agent	6
6. Events of Default	7
7. Covenants of the Issuer	9
8. Consolidation, Merger, Conveyance, Transfer or Lease	11
9. FDIC Guarantee Provisions	12
10. Conditions of Fiscal Agent’s Obligations	15
11. Resignation or Termination; Appointment of Successor	17
12. Governing Law	19
13. Modification, Amendment and Waiver	19
14. Meetings of Holders of Securities	21
15. Notices	23
16. Severability	24
17. Counterparts	24
18. Certain Definitions	25

Exhibit A Form of Security

Exhibit B Form of Certificate of Exchange

Annex A Form of FDIC Assignment

i

     FISCAL AGENCY AGREEMENT (this “Agreement”), dated as of December 22, 2008, by and between Sovereign Bank, a Federal savings bank (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Fiscal Agent. Certain terms in this Agreement are defined in Section 18.
     1. The Securities
          (a) General. There is hereby authorized 2.75% Senior Notes Due 2012 (the “Securities”) to be issued pursuant to this Agreement. The aggregate principal amount of Securities that may be authenticated and delivered under this Agreement is limited to a total principal amount of $1,350,000,000. The Securities are unsecured senior obligations of the Issuer. The Securities are guaranteed under the Temporary Liquidity Guarantee Program of the Federal Deposit Insurance Corporation (the “FDIC”) and are backed by the full faith and credit of the United States, as set forth in Section 9 hereof. The Securities shall mature on January 17, 2012. The Issuer may not redeem the Securities prior to their maturity and shall not be obligated to repay the Securities prior to maturity at the option of the Holders. The Securities shall be senior unsecured obligations of the Issuer and shall rank equally with all of the Issuer’s existing and future senior unsecured indebtedness, except for deposit obligations and other obligations that are subject to priority or preference.
          (b) Form. The Securities shall be issued as one or more fully-registered global security (the “Global Security”) substantially in the form of Exhibit A hereto, which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC”) as the depositary designated by the Issuer (the “Depositary”). The Global Security shall be registered, at the request of DTC, in the name of Cede & Co., in accordance with the rules of DTC and upon the delivery to DTC pursuant to DTC’s instructions of such certifications by the Issuer as DTC may require. Global Securities shall represent and be denominated in an aggregate amount equal to the aggregate principal or face amount of the Outstanding Securities to be represented by such Global Security or Securities and be delivered by the Fiscal Agent to DTC or pursuant to DTC’s instructions. Beneficial interests in the Global Securities shall be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Any Global Security may bear a legend relating to limitations on the transferability of such Global Security in such form as may be required by DTC. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Issuer Order to be delivered to the Fiscal Agent.
     So long as DTC or its nominee is the registered owner of such Global Security or Securities, DTC or its nominee, as the case may be, shall for all purposes of such Global Security or Securities and this Agreement be considered the sole owner or Holder of such Global Security or Securities. Notwithstanding the foregoing, nothing herein shall impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Execution. The Securities shall be executed on behalf of the Issuer by its Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or any Vice President, and by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. Securities shall be dated the date of their authentication.

          (d) Authentication. At any time and from time to time after the execution and delivery of this Agreement, Securities may be executed by the Issuer and delivered to the Fiscal Agent for authentication, and, except as otherwise provided in this Section, shall thereupon be authenticated and delivered by the Fiscal Agent upon Issuer Order, without any further action by the Issuer. Only such Securities as shall bear thereon a certificate of authentication (a “Certificate of Authentication”), executed by the Fiscal Agent (as defined below) by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Agreement or be valid or obligatory for any purpose. Such certificate by the Fiscal Agent upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder. Each Security shall be dated the date of its authentication.
          (e) Temporary Securities. At any time when Securities in definitive form shall be required or permitted by the terms thereof to be delivered, and until definitive Securities shall have been prepared, the Issuer may execute, and there shall be authenticated, delivered and registered in the name of the respective Holders, in accordance with the provisions of this Agreement (in lieu of definitive Securities), temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the terms referred to above. Temporary Securities shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities, except as provided herein or therein. Temporary Securities shall be exchangeable at the Corporate Trust Office (as defined below) of the Fiscal Agent (or at such other office as shall be specified in the text of such temporary Securities) for definitive Securities when the latter shall be ready for delivery; and upon the surrender for exchange at said office of such temporary Securities, the Issuer, at its own expense, shall execute, and there shall be authenticated and delivered, in accordance with the provisions of Section 3 hereof, in exchange for such temporary Securities a like aggregate principal amount of definitive Securities in the appropriate form and denomination. Temporary Securities shall incorporate the appropriate legend.
          (f) Interest. The Securities shall bear interest at the rate of 2.75% per year from December 22, 2008.
     The Issuer shall pay interest on the Securities on each January 17 and July 17 of each year, commencing January 17, 2009, and at maturity (each, an “Interest Payment Date”). If any Interest Payment Date or the date of maturity would fall on a day that is not a Business Day, the related payment of principal or interest on the Securities shall be postponed to the following day that is a Business Day, and no interest shall accrue on the amount so payable from and after such Interest Payment Date or date of maturity, as the case may be. Interest on a Security shall be paid to the Person in whose name such Security was registered at the close of business on the preceding January 2 or July 2, as the case may be, whether or not a Business Day, prior to the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     2. Appointment of Agents
          (a) Fiscal Agent. The Issuer hereby appoints The Bank of New York Mellon Trust Company, N.A., at present having a corporate trust office at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 (such office or its successor location in Chicago, the “Corporate Trust Office”), as fiscal agent of the Issuer in respect of the Securities upon the terms and subject to the conditions herein set forth (such fiscal agent and its successor or successors as such fiscal agent qualified and appointed in accordance with Section 11 hereof are herein referred to as the “Fiscal Agent”), and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment. The Fiscal Agent shall have the powers and authority granted to and conferred upon it hereby and in the Securities and such further powers and authority to act on behalf of the Issuer as the Issuer may hereafter grant to or confer upon it with the written concurrence of the Fiscal Agent. The Fiscal Agent shall also be the initial Paying Agent.

          (b) Additional Agents. The Issuer reserves the right to appoint, at its discretion, additional agents for the payment of principal of, and interest on, the Securities at such place or places as the Issuer may determine. The Issuer shall notify the Fiscal Agent of the appointment, or termination of appointment, of any such agent.
     3. Authenticating Duties
          (a) Original Issue. The Fiscal Agent shall, upon delivery to it by the Issuer of the Securities, executed on behalf of the Issuer as provided in such Securities, and upon Issuer Order, authenticate, by execution of the Certificate of Authentication appearing on each such Security, an aggregate principal amount of such Securities not in excess of the maximum amount specified in Section 1(a) hereof and shall deliver such Securities to or upon Issuer Order.
          (b) Transfers, Exchanges and Replacements. At the times and in the manner specified in Section 4(b) hereof, upon presentation by the Issuer to the Fiscal Agent of the new Securities to be delivered upon transfer or exchange, or replacement Securities to be delivered in the event of mutilation, destruction, loss or theft, the Fiscal Agent shall authenticate such Securities by execution of the Certificate of Authentication thereon, and shall thereupon deliver such Securities to the Holders thereof.
     4. Registration of the Securities
          (a) Securities Register. The Fiscal Agent, as agent of the Issuer, shall maintain, at its Corporate Trust Office, a register for registration of the Securities (the “Securities Register”). The Issuer and the Fiscal Agent may deem and treat the Holder of any Security as the absolute owner thereof (notwithstanding any notice of ownership or other writing thereon) for the purposes of receiving payment thereon or on account thereof and for all other purposes, whether or not such Security shall be overdue.
          (b) Transfers, Exchanges and Replacements. The Holders of the Securities shall present directly to the Corporate Trust Office of the Fiscal Agent all requests for (1) registration of transfer of the Securities; (2) exchange of such Securities for new Securities in authorized denominations; and (3) replacement of Securities in the case of mutilation, destruction, loss or theft. The Fiscal Agent shall follow the procedures set forth in Subsections (i) through (vi) below with respect to such requests.
          (i) Exchange of Interests in Global Securities for Individual Definitive Certificates.
          (1) In the event that (A) the Depositary notifies the Issuer in writing that it is at any time unwilling or unable to continue as depositary for a Global Security or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (in the case of DTC and the Issuer does not appoint a qualified successor within 90 days of receiving notice or becoming aware of such ineligibility, (B) the Issuer in its sole discretion determines that the Global Security will be exchangeable for definitive Securities and notifies the Fiscal Agent of its decision, or (C) the Securities have become immediately due and payable pursuant to Section 6 of this Agreement, then the Issuer shall cause individual definitive certificates (“Certificates”) to be executed and delivered to the Fiscal Agent in sufficient quantities and authenticated by the Fiscal Agent for dispatch to Holders of all Securities in accordance with this Agreement and Subsection (b)(i)(2) below.
          (2) A beneficial owner of an interest in a Global Security must provide the Depositary with:
          (A) a written notice containing such information as the Issuer and the Fiscal Agent may require to complete, execute and deliver such individual definitive Certificates; and
          (B) a fully completed, signed certification substantially in the form attached hereto as Exhibit B to the effect that the exchanging Holder is not transferring its Security at the time of such exchange.
          (3) Upon receipt of the documents referred to in Subsection (b)(i)(2)(A) and Subsection (b)(i)(2)(B), the Fiscal Agent shall arrange for the authentication and delivery to the Person or Persons named in a written order of the Depositary of an individual definitive Certificate representing Securities registered in the name or upon the order of the Person or Persons named in such order and shall alter the entries in the Securities Register in respect of the Global Securities accordingly.
          (ii) Exchange and Transfer of Securities Certificates. Subject to this Section 4 and such reasonable regulations as the Issuer may prescribe after consultation with the Fiscal Agent, individual definitive Certificates may, at the option of the Holder, be exchanged for a like aggregate principal amount of other individual definitive Certificates of authorized denominations representing Securities, at the office of the Fiscal Agent in New York City.
     Every Certificate presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.
     Subject to the foregoing, whenever one or more Certificates shall be surrendered at the office of the Fiscal Agent for exchange for one or more Certificates representing Securities, together with an executed instrument of assignment and transfer and a written request for the exchange, the Fiscal Agent shall authenticate and deliver or cause to be delivered a Certificate or Certificates in a like aggregate principal amount and in such authorized denomination or denominations and representing Securities as may be requested at the office of the Fiscal Agent or by mail (at the request, risk and expense of the Holder) to the address appearing in the Securities Register.
          (iii) Replacements. If any Security shall at any time become mutilated or destroyed or stolen or lost, then, provided that such Security or evidence of the destruction, theft or loss thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required by the Issuer and the Fiscal Agent) shall be delivered to the Corporate Trust Office of the Fiscal Agent, a replacement Security, tenor and principal amount shall be issued by the Issuer and, at its written request, authenticated by the Fiscal Agent and delivered by the Fiscal Agent at its Corporate Trust Office, in exchange for the Security so mutilated, or in lieu of the Security so destroyed or stolen or lost; provided further, that, in the case of destroyed, stolen or lost Securities, (A) neither the Issuer nor the Fiscal Agent shall have notice that such Securities have been acquired by a bona fide purchaser, and (B) the Issuer and the Fiscal Agent shall have received evidence satisfactory to them that such Securities were destroyed, stolen or lost, and the Issuer and the Fiscal Agent shall have received an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity, and the cost of the preparation and issue of a replacement for any Security mutilated, destroyed, stolen or lost, shall be paid by the Holder of such Security. In case such mutilated, destroyed, stolen or lost Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay or cause to be paid such Security. Every new Security issued pursuant to this Subsection (iii) in exchange for or in lieu of any mutilated, destroyed, stolen or lost Security, shall constitute an additional original contractual obligation of each of the Issuer, whether or not the mutilated, destroyed, stolen or lost Security shall be at any time enforceable by anyone. To the extent permitted by law, the provisions of this Subsection (iii) are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, stolen or lost Securities.
          (iv) Delivery. All Securities issued pursuant to Subsections (i) — (iii) of this Section 4(b) shall be delivered to the Holder at the Corporate Trust Office of the Fiscal Agent or (at the request, risk and expense of the Holder) sent by mail to such address as may be specified by the Holder in the request for transfer, exchange or replacement. The Issuer may require payment of a sum sufficient to cover any stamp tax or other governmental charge in connection with any such transfer, exchange or replacement, but no service charge shall be made in connection with any such registration of transfer or exchange (except for the expenses of delivery other than by regular mail). All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. Any new Security delivered pursuant to this Section 4 shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or replacement.
          (v) Global Securities. Notwithstanding any other provision of this Section 4, a Global Security may not be transferred, except as a whole, to the Depositary, a nominee of the Depositary, a successor Depositary or a nominee of a successor Depositary.
     Unless (A) a Global Security is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and (B) any Security issued is registered in the name of the Depositary or a nominee of the Depositary and any payment is made to such Depositary or nominee, except as otherwise provided in this Section 4 or Section 9, any transfer, pledge or other use of any Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Depositary, has an interest in such Global Security.
          (c) Information to the Issuer. At such times as the Issuer shall reasonably request, the Fiscal Agent shall provide the Issuer with a list of the names and addresses of the Holders.
          (d) Cancellation and Retirement. Upon surrender to the Fiscal Agent of a Security pursuant to Subsection (b) of this Section 4, the Fiscal Agent shall cancel such Security, and all canceled Securities shall be retired by the Fiscal Agent. No Security shall be deemed to be retired hereunder until retired by the Fiscal Agent; provided that Securities in lieu of which, or in substitution for which, other Securities shall have been authenticated and delivered pursuant to the terms of Section 4(b)(iii) hereof shall not be deemed to be Outstanding (unless proof satisfactory to the Fiscal Agent is made that any such Security is held by a Person in whose hands such Security constitutes a valid obligation of the Issuer).

All Securities canceled and retired by the Fiscal Agent pursuant to this Section 4(d) or Section 5(d) hereof may be destroyed from time to time in a manner consistent with the Fiscal Agent’s securities destruction policy. The Fiscal Agent shall certify the cancellation and retirement of any Securities to the Issuer.
          (e) Retirement of Securities Paid or Surrendered by the Issuer. Upon delivery to the Fiscal Agent of any Security canceled pursuant to Section 5(d) hereof, the Fiscal Agent shall retire such Security in accordance with Section 4(d) hereof, and no Security shall be issued in replacement therefor. The acquisition of any Securities by the Issuer shall not be deemed to be a satisfaction of the indebtedness represented by such Securities unless and until the same shall have been delivered by the Issuer to the Fiscal Agent for cancellation in accordance with Section 5(d) hereof and retired by the Fiscal Agent hereunder.
     5. Duties of Fiscal Agent
          (a) Payments. Payment of the principal of and interest on the Securities shall be made by the Fiscal Agent on the Interest Payment Dates, in the manner set forth in the Securities, out of monies deposited for such payments by the Issuer with the Fiscal Agent as provided in Section 5(b) hereof.
          (b) Payments by the Issuer. The Issuer shall deposit funds in the amounts described below into the corporate trust account of the Fiscal Agent in such form as shall be immediately available by 11:00 A.M. (at the place of payment or at such other time as may be specified in such Securities) or, in the case of payment of the principal amount of the Securities at stated maturity, by 12:00 noon (at the place of payment or at such other time as may be specified in such Securities) on the applicable Payment Date. If a Payment Date occurs in any place of payment on the Securities on a day that is not a Business Day, the Issuer shall deposit funds on the last preceding day that is a Business Day. Funds deposited pursuant to this Section 5(b) shall be deposited in Dollars in the following amounts:
          (i) Amounts sufficient to pay the interest becoming due on such Securities on each related Payment Date therefor (each, an “Interest Payment Date”). The Fiscal Agent shall apply such amounts to the payment of such interest in accordance with the terms of the Securities. Interest payable on the Securities on an Interest Payment Date shall (except as provided in Section 5(c) hereof) be paid to each Holder of the Securities at the close of business on the Record Date (as defined below) for such Interest Payment Date by check mailed by the Fiscal Agent to the last address for such Holder appearing on the register of Securities (or in the case of the Holder of a Global Security or at the option of each Holder of at least $10,000,000 in aggregate principal amount of Securities, by wire transfer to a bank account designated by the Holder in writing (such designation to be signed by two authorized officers of such Holder if it is not an individual) to the Fiscal Agent at least 10 days prior to such Interest Payment Date). If for any reason the amounts paid to the Fiscal Agent pursuant to this paragraph are insufficient to satisfy all such claims for interest payable in respect of all Securities, the Fiscal Agent shall not be obliged to pay any such claims until the Fiscal Agent has received the full amount of the monies then due and payable; and
          (ii) An amount which shall equal the principal amount of all the Securities Outstanding at the maturity date. The Fiscal Agent shall apply such amount to the payment of the principal of the Securities in accordance with the terms thereof. However, unless and until the full amount of the principal amount has been made to the Fiscal Agent, the Fiscal Agent shall not be bound to make such payments.

          (c) Record Dates. The Persons in whose names the Securities are registered at the close of business on the preceding January 2 or July 2, as the case may be, whether or not a Business Day, prior to the applicable Interest Payment Date (each, a “Record Date”) shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall (unless paid together with principal of the Securities in full other than on an Interest Payment Date) be paid to the Persons in whose names the Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Securities not less than 15 days preceding such subsequent record date.
          (d) Cancellation of Securities Paid or Surrendered by the Issuer. Upon payment by the Fiscal Agent of the principal of the Securities presented to it for payment at maturity or upon surrender to the Fiscal Agent of any Securities acquired by the Issuer, the Fiscal Agent shall cancel and retire such Securities.
          (e) Notices to the Issuer. The Fiscal Agent shall promptly notify the Issuer by facsimile, telex or telephone confirmed in writing (with copies of such written confirmation to each of the other agents), if the Fiscal Agent shall receive from the Holder of a Security any written notice of any default thereunder or any written demand for payment of any principal of or interest on any of the Securities due on any Interest Payment Date and not paid thereon in accordance with the terms of such Securities, of any acceleration of such Securities pursuant to the terms thereof and of any rescission and annulment of any such acceleration. Such notice shall be given in accordance with Section 15 hereof.
          (f) Notices to Holders. The Fiscal Agent shall give notice to the Holders of the Securities by mail and by publication as provided in Section 15, of any change in the Fiscal Agent, of any acceleration of such Securities pursuant to the terms thereof and of any rescission and annulment of any such acceleration. In addition, the Fiscal Agent shall, within 90 days after the occurrence of a default with respect to Securities known to it, give to Holders of the Securities notice of such default if not cured or waived; except in the case of a default in the payment of principal of or interest on the Securities, the Fiscal Agent shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of Holders of the Securities; provided, however, except as provided in Section 9 and without limiting any obligations of the Fiscal Agent to take actions in its capacity as Representative (as defined below) specifically provided for in this Agreement, the Fiscal Agent shall have no duty to enforce remedies with respect to any such default.
     6. Events of Default
          (a) The occurrence and continuance of the following shall constitute events of default with respect to the Securities (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or
          (2) default in the payment of the principal of any Security at its maturity; or
          (3) default in the performance, or breach, of any covenant or warranty of the Issuer in this Agreement, and continuance of such default or breach for a period of 90 days after there has been given by registered or certified mail, to the Issuer by the Fiscal Agent, or to the Issuer and the Fiscal Agent by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

          (4) the entry of a decree or order for relief in respect of the Issuer, by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, Issuer, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
          (5) the commencement by the Issuer of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Issuer to the entry of a decree or order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of either of the foregoing or of any substantial part of the property of either, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or
          (6) a default by the Issuer under any mortgage, indenture, this Agreement or other instrument under which any debt of the Issuer shall be outstanding, which default results in acceleration of the maturity of such debt, or the failure to pay any such debt at maturity, in an aggregate amount in excess of $300,000,000 or its foreign currency equivalent at the time.
     If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than 25% in principal amount of Outstanding Securities may declare the principal amount of and all accrued but unpaid interest on all the Securities to be due and payable immediately, by a notice in writing to the Issuer at the office of the Fiscal Agent (with a copy of such notice being also sent directly to the Issuer), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable; provided, however, such remedy shall not be available to the Holders if the FDIC makes timely Guarantee Payments (as defined in Section 9(e)) as set forth in Section 9. Upon payment by the Issuer of such amount, all obligations of the Issuer in respect of the payment of principal of the Securities shall terminate.
          (b) Waiver of Past Default. Except as set forth in Section 6(a), the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of or interest on any Security, or (2) in respect of an obligation, covenant or provision hereof which under Section 13 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
          (c) Waiver and Rescission of Default or Event of Default; Cure in Certain Circumstances. Notwithstanding anything to the contrary hereunder or in the Securities (or in any related document) except in the immediately following paragraph, in the event that the obligations hereunder or those represented by the Securities are assumed in full by another financial institution which shall succeed by merger or otherwise to substantially all of the assets and the business of the Issuer or which shall by arrangement with the FDIC assume all or a portion of the liabilities of the Issuer, and payment or provision for payment shall have been made in respect of all matured installments of interest upon the Securities together with all matured installments of principal on the Securities which shall have become due otherwise than by acceleration, then any default caused by the appointment of a receiver for the Issuer shall be deemed to have been cured, and any declaration consequent upon such default declaring the principal and interest on the Securities to be immediately due and payable shall be deemed to have been rescinded.
     Notwithstanding any other provisions hereof or of the Securities (or any related document), including specifically those set forth in the sections relating to Events of Default and covenants of the Issuer, including the immediately preceding paragraph, it is expressly understood and agreed that, if the OCC becomes the primary federal banking regulator of the Issuer, the OCC or any receiver or conservator of the Issuer appointed by the OCC shall have the right in the performance of its or his legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations hereunder and those represented by the Securities to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal and interest, if any, on the Securities and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions hereof and of the Securities, and shall serve to return Holders of the Securities to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the Holders of the Securities, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for in the Securities.
          (d) Waiver of Offset Rights in Certain Circumstances. If the FDIC becomes the primary federal banking regulator of the Issuer, then any depository institution, as that term is defined in section 3(c)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(c)), to which the Securities are issued (or which acquires any beneficial interest therein) shall be deemed to have agreed by acquiring such Securities (or such beneficial interests therein) that any rights of such institution to offset all or any portion of the indebtedness represented by such Securities against any indebtedness or other obligations of such institution to the Issuer under applicable law are waived by the terms of the Securities by such institution.
     7. Covenants of the Issuer
          (a) Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Agreement.
          (b) Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Agreement may be served. The Issuer shall give prompt written notice to the Fiscal Agent of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Fiscal Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Fiscal Agent and the Issuer hereby appoints the Fiscal Agent its agent to receive all presentations, surrenders, notices and demands.
     The Issuer may also from time to time designate one or more other offices or agencies (in or outside of the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for the Securities for such purposes. The Issuer shall give prompt written notice to the Fiscal Agent of any such designation and any change in the location of any such other office or agency.
          (c) Money for Securities Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Fiscal Agent of its action or failure so to act.
     Whenever the Issuer shall have one or more Paying Agents with respect to the Securities, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal on interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Fiscal Agent) the Issuer shall promptly notify the Fiscal Agent of its action or failure so to act.
     The Issuer shall cause each Paying Agent with respect to the Securities other than the Fiscal Agent to execute and deliver to the Fiscal Agent an instrument in which such Paying Agent shall agree with Fiscal Agent, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Fiscal Agent notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal of or interest on the Securities; and
     (3) at any time during the continuance of any such default, upon the written request of the Fiscal Agent, forthwith pay to the Fiscal Agent all sums so held in trust by such Paying Agent.
     The Issuer may at any time, for the purpose of terminating its obligations under this Agreement or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Fiscal Agent all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Fiscal Agent upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Fiscal Agent, such Paying Agent shall be released from all further liability with respect to such money.

     Any principal and interest received on the Eligible Instruments deposited with the Fiscal Agent or any money deposited with the Fiscal Agent or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Fiscal Agent or such Paying Agent with respect to such trust money (including the principal and interest received on Eligible Instruments deposited with the Fiscal Agent), and all liability of the Issuer as trustee thereof, shall thereupon cease.
          (d) Officers’ Certificate as to Default. The Issuer shall deliver to the Fiscal Agent, on or before a date not more than 120 days after the end of each fiscal year of the Issuer (which on the date hereof is the calendar year) ending after the date hereof, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Agreement, and, if the Issuer shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge.
     The Issuer shall deliver to the Fiscal Agent, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, or default in the performance of any of its obligations hereunder, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.
          (e) Compliance with the Master Agreement. The Issuer shall comply with the terms of the Master Agreement.
     8. Consolidation, Merger, Conveyance, Transfer or Lease
          (a) Issuer May Consolidate, etc., Only on Certain Terms. The Issuer shall not consolidate with or merge into any other corporation, bank or other legal entity (collectively, a “corporation”) or sell, convey, transfer or lease all or substantially all of its properties to any Person, unless:
          (1) the corporation formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, conveyance or transfer, or which leases all or substantially all of the properties and assets of the Issuer shall be a corporation organized and existing under the laws of the United States of America, any political subdivision thereof or any State thereof and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Fiscal Agent, in form satisfactory to the Fiscal Agent, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Agreement on the part of the Issuer to be performed or observed;
          (2) immediately after giving effect to such transaction, there is no default by the Issuer in the performance or observance of any of the terms of the Securities or this Agreement;
          (3) the Issuer has delivered to the Fiscal Agent an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been met.

     Under circumstances set forth in Section 6(c), an Event of Default in connection with the succession by another financial institution of the Issuer may be deemed to be waived.
          (b) Successor Corporation Substituted. Upon any consolidation with or merger into any other corporation, or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 8(a), the successor corporation formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Agreement with the same effect as if such successor had been named as the Issuer herein, and thereafter, except in the case of a lease, the Issuer (which term for this purpose shall mean the Person named as the “Issuer” in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner presented in this Section) shall be released from further obligations and covenants under this Agreement and the Securities.
          (c) Certain Provisions Relating to Mergers or Sales of Assets of the Issuer. Notwithstanding anything to the contrary herein or in the Securities (or in any related document), if the FDIC shall be appointed receiver for the Issuer and in its capacity as such shall cause the Issuer to merge with or into another financial institution, or in such capacity shall sell or otherwise convey part or all of the assets of the Issuer to another financial institution or shall arrange for the assumption of less than all of the liabilities of the Issuer by one or more other financial institutions, the FDIC shall have no obligation, either in its capacity as receiver or in its corporate capacity, to contract for or to otherwise arrange for the assumption of the obligations hereunder or represented by the Securities in whole or in part by any financial institution or institutions which results from any such merger or which has purchased or otherwise acquired from the FDIC, as receiver for the Issuer, any of the assets of the Issuer, or which, pursuant to any arrangement with the FDIC, has assumed less than all of the liabilities of the Issuer. To the extent that obligations hereunder or those represented by the Securities have not been assumed in full by a financial institution with or into which the Issuer may have been merged as described above, and/or by one or more financial institutions which have succeeded to all or a portion of the assets of the Issuer, or which have assumed a portion but not all of the liabilities of the Issuer as a result of one or more transactions entered into by the FDIC as receiver for the Issuer, then the Holders of the Securities shall be entitled to payments on the obligations represented thereby in accordance with the procedures and priorities set forth in any applicable receivership regulations or in orders of the FDIC relating to such receivership.
     9. FDIC Guarantee Provisions
          (a) Acknowledgement of the FDIC’s Debt Guarantee Program. The parties to this Agreement acknowledge that the Issuer has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the FDIC under its Temporary Liquidity Guarantee Program on November 21, 2008 pursuant to the FDIC’s Final Rule, 12 C.F.R. Part 370 (as may be amended or supplemented from time to time, the “Rule”). As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.
     The security certificate, note or other instrument evidencing each Security shall bear a legend, upon which the Representative (as defined below) shall be entitled to conclusively rely, to the effect that such security certificate, note or other instrument is guaranteed by the FDIC under the Debt Guarantee Program.

          (b) Fiscal Agent as Representative of Holders; Holders Not Represented by a Representative. The Fiscal Agent is designated under this Agreement as the duly authorized representative of the Holders for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Fiscal Agent’s capacity hereunder except as the representative of such Holder under the Debt Guarantee Program).
          (c) Making a Claim upon Payment Default. Upon the Issuer’s uncured failure to make a timely payment of principal or interest on the notes (a “Payment Default”), the Representative, on behalf of all Holders of the Securities that are represented by the Representative, shall submit to the FDIC a demand for payment by the FDIC of such unpaid principal and interest (i) in the case of any payment due by the Issuer prior to the final maturity of the Securities, on the earlier of the date that the applicable cure period ends (or if such date is not a Business Day, the immediately succeeding Business Day) and 60 days following such Payment Default and (ii) in the case of any payment due by the Issuer on the final maturity date, on such final maturity date (or if such date is not a Business Day, the immediately succeeding Business Day). Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the Holder and its fiduciary responsibility to the Holder when acting as such, as established by the terms of such Holder’s Security and this Agreement; (C) the occurrence of a Payment Default; and (D) the authority to make an assignment of the Holder’s right, title, and interest in such Holder’s Security to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on this Security from the proceeds of the receivership or bankruptcy estate. Any demand under this paragraph shall be made in writing and directed to the Director, Division of Resolutions and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this paragraph, and shall certify to the accuracy thereof.
     If the Holder has elected not to have the Representative act as its authorized representative, it may make demand for payment under the Debt Guarantee Program in the circumstances described in the preceding paragraph.
          (d) Subrogation. The FDIC shall be subrogated to all of the rights of the Holders and the Representative under this Agreement against the Issuer in respect of any amounts paid to the Holders, or for the benefit of the Holders, by the FDIC pursuant to the Debt Guarantee Program. In addition, the Fiscal Agent shall assign the rights of all Holders of the Securities to the FDIC as well as any claims in insolvency proceeding arising in connection with ownership of FDIC-guaranteed debt. In such a case, if any Holder of the Securities has received any distribution from the receivership or bankruptcy estate prior to the FDIC’s payment under the Debt Guarantee Program, the guaranteed amount paid by the FDIC to such Holder shall be reduced by the amount the Holder has received in the distribution from the receivership or bankruptcy estate.
          (e) Assignment upon Guarantee Payment. The Holders, by their acceptance of the Securities, authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holders pursuant to the Debt Guarantee Program (each, a “Guarantee Payment”), to execute an assignment in the form attached hereto as Annex A, pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Issuer under this Agreement on behalf of the Holders.

     If a Holder has exercised its right not to be represented by the Representative, such Holder of Securities, by its acceptance of the Securities, agrees that, at such time as the FDIC shall commence making any Guarantee Payments to the Holder pursuant to the Debt Guarantee Program, such Holder shall execute an assignment in the form attached hereto as Annex A, pursuant to which such Holder shall assign to the FDIC its right to receive any and all payments from the Issuer under this Agreement.
     The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the Securities for all purposes of this Agreement and upon any such assignment, the FDIC shall be deemed a Holder under this Agreement for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
          (f) Surrender of Securities to the FDIC. If, at any time on or prior to the expiration of the period during which the Securities are guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment with respect to any Securities, the Holder of such Securities shall, or the Holder of such Securities shall cause the person or entity in possession of such Securities to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing such Securities, if any.
          (g) Notice Obligations to FDIC of Payment Default. If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Issuer is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one Business Day of such payment default.
          (h) FDIC’s Determinations of Amount. The FDIC shall make all determinations as to amounts payable under the Debt Guarantee Program. The FDIC’s determinations shall be final and binding on all Persons, including Holders of the Securities, subject only to the right of a Holder or other interested party to seek judicial review by commencing an action in the U.S. District Court for the District of Columbia or the Southern District of New York within 60 days after the FDIC makes its final determination.
          (i) Ranking. Any indebtedness of the Issuer to the FDIC arising under Section 2.03 of the Master Agreement will constitute a senior unsecured general obligation of the Issuer, ranking pari passu with any indebtedness under this Agreement.
          (j) No Event of Default During Time of Timely FDIC Guarantee Payments. Without affecting the limitations on Events of Default set forth in Section 6, if the FDIC is making timely Guarantee Payments, for the avoidance of doubt, there shall not be deemed to be an Event of Default under this Agreement which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is due solely to the failure of the Issuer to make timely payment on the Securities provided that the FDIC is making timely Guarantee Payments with respect to such Securities in accordance with the Rule. Subject to the terms of the Master Agreement, under the terms of the Securities, no Event of Default, including any resulting from an insolvency event, shall result in the automatic acceleration of the Securities.
          (k) No Modifications without FDIC Consent. Without the express written consent of the FDIC, the parties hereto agree not to amend, modify, supplement or waive any provision in this Agreement that is related to the principal, interest, payment, default or ranking of the Securities or that is required to be included herein pursuant to the Master Agreement or the amendment of which would require the consent of the Holders of any or all of the Securities.

     10. Conditions of Fiscal Agent’s Obligations
     The Fiscal Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights hereunder of the Holders from time to time of the Securities shall be subject:
          (a) Compensation and indemnification; Disclaimer of Liability. The Issuer agrees
          (i) to pay the Fiscal Agent from time to time such compensation as shall be agreed in writing between the Issuer and the Fiscal Agent for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (ii) except as otherwise expressly provided herein, to reimburse the Fiscal Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Fiscal Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and
          (iii) to indemnify each of the Fiscal Agent and any predecessor Fiscal Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     When the Fiscal Agent incurs expenses or renders services in connection with an Event of Default, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expenses of administration under applicable bankruptcy and insolvency laws.
     The provisions of this Section shall survive the termination of this Agreement and resignation or removal of the Fiscal Agent.
          (b) Agent of the Issuer. In acting under this Agreement and in connection with the Securities, except as specifically set forth in Section 9 hereof, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any fiduciary obligation or relationship of agency or trust for or with any of the owners or Holders of the Securities, except that all funds held by the Fiscal Agent for payment of the principal of, and interest on, any Outstanding Securities shall be held in trust, but need not be segregated from other funds of the Fiscal Agent except as required by applicable law, and shall be applied as set forth herein and in such Securities; provided, however, that monies held by the Fiscal Agent in respect of the principal of, or interest on, Securities remaining unclaimed at the end of two years after such principal or interest shall have become due and payable shall be returned to the Issuer. Upon such repayment, the aforesaid trust with respect to such monies shall terminate and all liability of the Fiscal Agent with respect to such monies shall thereupon cease, and the Holders of such Securities shall thereafter look only to the Issuer for payment thereof.
          (c) Counsel. The Fiscal Agent may consult with counsel satisfactory to it, who may be counsel to the Issuer, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          (d) Documents. The Fiscal Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been signed by the proper parties.
          (e) Certain Transactions. The Fiscal Agent and any other agent appointed pursuant to Section 2 hereof may become the owner of, or acquire any interest in, any Securities, with the same rights that it would have if it were not the Fiscal Agent or such other agent, as the case may be, hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Securities or other obligations of the Issuer as freely as if it were not the Fiscal Agent or such other agent, as the case may be, hereunder. The foregoing provisions of this Subsection (e) shall also apply to any officer, director or employee of the Fiscal Agent or of any other agent appointed pursuant to Section 2 hereof as if such officer, director or employee were not an officer, director or employee of the Fiscal Agent or such other agent, as the case may be.
          (f) No Liability for Interest. The Fiscal Agent shall not be under any liability for interest on any monies at any time received or held by it pursuant to any of the provisions of this Agreement or of any of the Securities unless otherwise agreed in writing between the Fiscal Agent and the Issuer.
          (g) No Liability for Invalidity. Except as to the enforceability against the Fiscal Agent of the terms of this Agreement, and provided that the Fiscal Agent shall not be relieved of its duty to authenticate Securities as authorized herein, the Fiscal Agent makes no representation as to the validity or sufficiency of this Agreement, any offering document or any of the Securities.
          (h) No Responsibility for Representations. The Fiscal Agent shall not be responsible for any of the recitals or representations herein or in any offering document or in any of the Securities (except its Certificate of Authentication thereon), all of which are made solely by the Issuer.
          (i) No Implied Obligations. The Fiscal Agent shall be obligated to perform such duties and only such duties as are herein and in the Securities specifically set forth, and no implied duties or obligations shall be read into this Agreement or any of the Securities against the Fiscal Agent. The Fiscal Agent shall not be accountable or under any duty or responsibility for the use by the Issuer of any of the Securities authenticated and delivered to the Issuer pursuant to this Agreement or for the application by the Issuer of the proceeds of any of the Securities. The Fiscal Agent shall not have any duty or responsibility in case of any default by either the Issuer in the performance of its covenants or agreements contained in the Securities or in the case of the receipt of any written demand from a Holder of a Security with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to accelerate the maturity of any of the Securities or to initiate or attempt to initiate any proceedings at law or otherwise, or, except as provided in Section 5(e) or Section 10(j) hereof, to make any demand for the payment thereof upon the Issuer.
          (j) Forwarding of Notices. If the Fiscal Agent shall receive any notice or demand addressed to either the Issuer by the Holder of a Security pursuant to the provisions of the Securities, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

          (k) No Obligation to Risk Funds. The Fiscal Agent shall not be required to take any action involving the expenditure or risk of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
          (l) Disclaimer of Liability. Neither the Fiscal Agent nor any of its directors, officers, attorneys, agents or employees shall be liable to the Issuer, to the Holder of any Security or to any other person or entity whatsoever for any action taken or omitted to be taken by it, or by them on its behalf, as the Fiscal Agent under this Agreement or otherwise in connection with any of the foregoing, except for its or their own gross negligence or willful misconduct. In particular, and without limiting the generality of the foregoing, neither the Fiscal Agent nor any of its directors, officers, attorneys, agents or employees shall be liable to the Issuer, to the Holder of any Security or to any other person or entity whatsoever (i) for any payment due on any Security, except as specified in Section 10(b) hereof, (ii) for any act or omission that was made in good faith and that was not the result of the Fiscal Agent’s own gross negligence, (iii) with respect to any nonperformance or delay in performance hereunder by reason of any provision of any present or future law or regulation or any action of any governmental authority, or by reason of any act of God or war or other circumstance beyond its control which prevents or forbids the Fiscal Agent from, or subjects the Fiscal Agent to any actual or potential civil or criminal penalty on account of, doing or performing any act which is to be performed by it hereunder or (iv) with respect to any failure to take any action which (x) is contrary to this Agreement or applicable law or (y) exposes the Fiscal Agent or any of its directors, officers, attorneys, agents or employees to personal liability. In no event shall the Fiscal Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Fiscal Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The rights, privileges, protections, immunities and benefits given to the Fiscal Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Fiscal Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (m) Subagents. The Fiscal Agent may employ agents and attorneys in fact and shall not be answerable, except as provided above, as to monies or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it in good faith.
     11. Resignation or Termination; Appointment of Successor
          (a) Fiscal Agent Required; Eligibility. There shall at all times be a Fiscal Agent hereunder which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any Person directly or indirectly controlling, controlled by or under common control with the Issuer may serve as Fiscal Agent. If at any time the Fiscal Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Section.
          (b) Appointment and Termination of Additional Agents. The Issuer may at any time and from time to time vary or terminate the appointment of any agent appointed pursuant to Section 2 hereof or appoint any additional agents for any or all of the purposes stated therein; provided, however, that until the Termination Date, the Issuer shall at all times maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be presented or surrendered for payment, registration of transfer or exchange, as provided in the Securities, and where notices and demands to or upon the Issuer in respect of the Securities and this Agreement may be served. The Issuer shall give prompt written notice to the Fiscal Agent of the appointment or termination of any such agent and the location and any change in the location of any such office or agency and shall give notice thereof to Holders of the affected Securities in accordance with the terms of such Securities.
          (c) Resignation and Removal of Fiscal Agent; Appointment of Successor. No resignation or removal of the Fiscal Agent and no appointment of a successor Fiscal Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Fiscal Agent under Section 11(e).
     The Fiscal Agent may resign at any time with respect to the Securities by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Fiscal Agent shall not have been delivered to the Fiscal Agent within 30 days after the giving of such notice of resignation, the resigning Fiscal Agent may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Fiscal Agent with respect to the Securities.
     The Fiscal Agent may be removed at any time with respect to the Fiscal Agent by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Fiscal Agent and to the Issuer. If an instrument of acceptance by a successor Fiscal Agent shall not have been delivered to the Fiscal Agent within 30 days after the giving of such notice of removal, the Fiscal Agent being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Fiscal Agent with respect to the Securities.
     If at any time:
     (i) the Fiscal Agent shall cease to be eligible under Section 11(a) and shall fail to resign after written request therefor by the Issuer or by any such Holder, or
     (ii) the Fiscal Agent shall become incapable of acting with respect to Securities or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Fiscal Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Fiscal Agent or of its property or affairs, or any public officer shall take charge or control of the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or
     (iii) the Fiscal Agent shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of the Fiscal Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, the Issuer by a Board Resolution may remove the Fiscal Agent.
     If the Fiscal Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Fiscal Agent for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Fiscal Agent and shall comply with the applicable requirements of Section 11(d).

     The Issuer shall give notice of each resignation and each removal of the Fiscal Agent and each appointment of a successor Fiscal Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of registered Securities, if any, as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Fiscal Agent and the address of its Corporate Trust Office.
          (d) Acceptance of Appointment of Successor. The Issuer shall give prompt written notice to each other agent named pursuant to Section 2 hereof of the appointment of a successor Fiscal Agent and shall give prompt notice to Holders of the affected Securities as provided in such Securities.
     In the case of an appointment hereunder of a successor Fiscal Agent, every such successor Fiscal Agent so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Fiscal Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Fiscal Agent shall become effective and such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Fiscal Agent; but, on request of the Issuer or the successor Fiscal Agent, such retiring Fiscal Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Fiscal Agent all the rights, powers and trusts of the retiring Fiscal Agent, and shall duly assign, transfer and deliver to such successor Fiscal Agent all property and money held by such retiring Fiscal Agent hereunder.
     Upon request of any such successor Fiscal Agent, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Fiscal Agent all such rights, powers and trusts referred to in the first paragraph of this Subsection (d).
     No successor Fiscal Agent shall accept its appointment unless at the time of such acceptance such successor Fiscal Agent shall be qualified and eligible under this Section.
          (e) Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Fiscal Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Fiscal Agent , shall be the successor of the Fiscal Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Section, without the executing or filing of any paper or any further act on the part of any of the parties hereto. In case any Security shall have been authenticated, but not delivered, by the Fiscal Agent then in office, any successor by merger, conversion or consolidation to such authenticating Fiscal Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Fiscal Agent had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Fiscal Agent, any such successor Fiscal Agent may authenticate and deliver such Securities, in either its own name or that of its predecessor Fiscal Agent, with the full force and effect which this Agreement provides for the certificate of authentication of the Fiscal Agent.
     12. Governing Law
     This Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
     13. Modification, Amendment and Waiver
          (a) Without the Consent of Holders. Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, and the Fiscal Agent, at any time and from time to time, may amend this Agreement for any of the following purposes:

          (1) to evidence the succession of another corporation to the Issuer in accordance with the terms of this Agreement, and the assumption by such successor of the obligations and covenants of the Issuer herein and in the Securities contained; or
          (2) to add to the covenants of the Issuer for the benefit of the Holders of all Securities or to surrender any right or power herein conferred upon the Issuer; or
          (3) to evidence and provide for the acceptance of appointment hereunder by a successor Fiscal Agent with respect to the Securities; or
          (4) to cure any ambiguity, to correct or supplement any provision herein to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that such provision does not adversely affect the interests of the Holders of the Securities.
     After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          (b) With the Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuer and the Fiscal Agent, the Issuer, when authorized by a Board Resolution, and the Fiscal Agent may amend this Agreement and the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement of such Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security:
          (1) extend the stated maturity of the principal or any installment of principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon, or change any place of payment, or the coin or currency in which any Security or the interest thereon is payable, or impair the right of any Holder of Securities to receive payment of principal or interest on the Securities on or after the stated maturity thereof, or to institute suit for the enforcement of any such payment or delivery on or after the stated maturity thereof; or
          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any modification or amendment of this Agreement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or
          (3) modify any of the provisions of this Section or Section 6(b), except to increase any percentage of Holder consents required or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
     In addition to the foregoing, without the express written consent of the FDIC, the parties hereto agree not to amend, modify, supplement or waive any provision in this Agreement that is related to the principal, interest, payment, default or ranking of the Securities, that is required to be included herein pursuant to the Master Agreement or the amendment of which would require the consent of the Holders of any or all of the Securities.
     It shall not be necessary for any Act of Holders of the Securities under this Section to approve the particular form of any proposed supplemental agreement to this Agreement, but it shall be sufficient if such Act shall approve the substance thereof.

     14. Meetings of Holders of Securities
          (a) Purpose for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Section to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by the Agreement to be made, given or taken by Holders.
     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Agreement. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          (b) Call, Notice and Place of Meetings. (i) The Issuer may at any time call a meeting of Holders for any purpose specified in Section 14(a), to be held at such time and at such place in the Borough of Manhattan, the City of New York, or in London as the Fiscal Agent shall determine. Upon a request in writing made by the Holders of not less than 10 percent of the aggregate outstanding principal amount of the Securities after such Securities shall have become due and payable due to a default, the Fiscal Agent shall promptly convene a meeting of the Holders for any purpose specified in Section 14(a), such meeting to be held at such time and such place as the Fiscal Agent shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 5(f), not less than 21 not more than 180 days prior to the date fixed for the meeting.
     (ii) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10 percent in principal amount of the Outstanding Securities shall have requested the Fiscal Agent to call a meeting of the Holders for any purpose specified in Section 14(a), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Fiscal Agent shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, the City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in the preceding paragraph of this Section.
          (c) Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Fiscal Agent and its counsel and any representatives of the Issuer and its counsel.
          (d) Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairperson of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14(b)(i), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.
     Except as limited by the provisos to Section 13(b), any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities. Any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the Oustanding Securities.
     Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.
     The Holders may also take action by written consent in lieu of meetings.
          (e) Determination of Voting Rights; Conduct and Adjournment of Meetings. Notwithstanding any other provisions of this Agreement, the Issuer may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of the Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved by the Securities Register and the appointment of any proxy shall be proved by proof of execution of a writing appointing such agent. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof.
     The Issuer shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Fiscal Agent on the request of the Holders or by the Holders as provided in Section 14(b)(ii), in which case the Fiscal Agent or the Holders of Securities calling the meeting, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.
     At any meeting each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairperson of the meeting not to be Outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
     Any meeting of Holders of Securities duly called pursuant to Section 14(b) at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

          (f) Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts of the Outstanding Securities held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14(b) and, if applicable, Section 14(d). Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     15. Notices
          (a) Provision of Notices. All notices or communications hereunder to the Issuer and to the Fiscal Agent, except as herein otherwise specifically provided, shall be in writing, in the English language, and shall be deemed to have been given upon actual receipt thereof (unless received after business hours, in which case such notice shall be deemed to have been given the next Business Day of the recipient), and shall be delivered, transmitted by facsimile (confirmed by overnight courier) to any party hereto as follows:
if to the Issuer:
Sovereign Bank
1130 Berkshire Boulevard
Wyomissing, Pennsylvania 19610
Attention of: Treasurer
Fax No. (610) 371 - 5404
with a copy to:
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005
Attention: Douglas A. Tanner
Fax No. (212) 822-5505
if to the Fiscal Agent:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
Chicago, IL 60602
Attention: Corporate Trust Administration
Fax No. 312-827-8542

     The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.
          (b) Notice to Holders; Sufficiency of Notices. Except as otherwise expressly provided herein, where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
     In case, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Agreement or of the Securities, then any manner of giving such notice as shall be satisfactory to the Fiscal Agent shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is to be given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders given as provided above.
     Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Fiscal Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act required or permitted under this Agreement shall be in the English language, except that any published notice may be in an official language of the country of publication.
     Notwithstanding anything to the contrary, notices to be given to Holders of a Global Security shall be given only to the Depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to Holders of Securities not in global form shall be sent by mail to the respective addresses of the Holders as they appear in the Fiscal Agent’s records. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder.
          (c) Notice to Fiscal Agent. If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the Holder of any Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.
     16. Severability
     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     17. Counterparts
     This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

     18. Certain Definitions
     As used in this Agreement, the following definitions shall apply:
     (1) “Act” of the Holders means an act of the Holders signing an instrument or instruments and voting at a meeting or signing an instrument or instruments by written consent in lieu of a meeting;
     (2) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.
     (3) “Board of Directors” means either the board of directors of the Issuer, or the executive or any other committee of that board duly authorized to act in respect hereof.
     (4) “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Fiscal Agent.
     (5) “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.
     (6) “Dollar” or “$” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     (7) “Eligible Instruments” means monetary assets, money market instruments and securities that are payable in Dollars only and essentially risk free as to collection of principal and interest, including U.S. Government Obligations.
     (8) “Holders” means the registered holders of the Securities.
     (9) “Issuer Order” means a written order signed in the name of the Issuer by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or any Vice President (any reference to a Vice President of the Issuer herein shall be deemed to include any Vice President of the Issuer whether or not designated by a number or word or words added before or after the title “Vice President”), and by the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary of the Issuer, and delivered to the Fiscal Agent.
     (10) “Master Agreement” means the Master Agreement dated as of December 3, 2008 entered into by the Issuer and the FDIC in connection with the Debt Guarantee Program.
     (11) “OCC” means the Office of the Comptroller of the Currency.
     (12) “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Fiscal Agent.
     (13) “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Agreement) be counsel for the Issuer, which is delivered to the Fiscal Agent.

     (14) “Outstanding,” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Agreement, except: (i) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and (ii) Securities in exchange for in lieu of which other Securities have been authenticated and delivered, or which have been paid, pursuant to this Agreement, provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Fiscal Agent shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Fiscal Agent knows to be so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Fiscal Agent the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any Affiliate of the Issuer. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     (15) “Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.
     (16) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or any agency or political subdivision thereof.
     (17) “U.S. Government Obligations” means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

     IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

SOVEREIGN BANK
By	/s/ Kirk Walters
Name:	Kirk Walters
Title:	Chief Financial Officer, Interim President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Fiscal Agent
By	/s/ D. G. Donovan
Name:	D. G. Donovan
Title:	Vice President

EXHIBIT A
     THE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OF SOVEREIGN BANK (THE “ISSUER”) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR INSURER.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FISCAL AGENCY AGREEMENT REFERRED TO ON THE REVERSE HEREOF.
     ABSENT PRIOR WRITTEN APPROVAL OF THE OFFICE OF THRIFT SUPERVISION (“OTS”), THIS SECURITY IS NOT ELIGIBLE FOR PURCHASE BY ANY FEDERAL HOME LOAN BANK, OR BY A FDIC-INSURED INSTITUTION OR A SUBSIDIARY THEREOF, EXCEPT THAT THIS SECURITY MAY BE PURCHASED BY A CORPORATE AFFILIATE OF THE ISSUER OR BY ANY DIVERSIFIED SAVINGS AND LOAN HOLDING COMPANY AND ANY SUBSIDIARY THEREOF THAT IS NOT A FDIC—INSURED INSTITUTION. NO TRANSFER OF THIS SECURITY MADE TO ANY FEDERAL HOME LOAN BANK, OR TO A FDIC-INSURED INSTITUTION OR SUBSIDIARY THEREOF WHICH IS NOT ELIGIBLE TO PURCHASE THIS SECURITY, SHALL BE RECOGNIZED, AND THE ISSUER SHALL NOT BE OBLIGATED TO MAKE ANY PAYMENTS OF PRINCIPAL OR INTEREST TO A FEDERAL HOME LOAN BANK OR TO SUCH FDIC-INSURED INSTITUTION OR NONELIGIBLE SUBSIDIARY THEREOF. EACH PURCHASER OF THIS SECURITY, IN MAKING ITS PURCHASE, SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A FEDERAL HOME LOAN BANK, OR A FDIC-INSURED INSTITUTION OR SUBSIDIARY THEREOF WHICH IS NOT ELIGIBLE TO PURCHASE THIS SECURITY.
     This debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.

SOVEREIGN BANK

Registered No. [1/2/3]	$[500,000,000 / 350,000,000][1]
2.75% Senior Notes Due 2012
Guaranteed under the FDIC’s Temporary Liquidity Guarantee Program
CUSIP No. 846042 AA7
ISIN No. US846042AA79
     Sovereign Bank, a Federal savings bank, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [Five Hundred Million Dollars ($500,000,000) / Three Hundred Fifty Million Dollars ($350,000,000)] on January 17, 2012 (the “Maturity Date”) and to pay interest thereon as herein provided.
     Interest Payment Dates: January 17 and July 17.
     Record Dates: January 2 and July 2.

[1]	In accordance with DTC regulations, we will need three separate Global Securities — $500 million, $500 million and $350 million

     Additional provisions of this Security are set forth on the other side of this Security.
     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

SOVEREIGN BANK
By:
Name:
Title:

By:
Name:
Title:

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION
Dated: December 22, 2008
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Fiscal Agent, certifies that this is one of the
Securities referred to in the Fiscal Agency Agreement.

By:
Authorized Signatory

2.75% Senior Notes Due 2012
Guaranteed under the FDIC’s Temporary Liquidity Guarantee Program
1. Interest
     SOVEREIGN BANK, a Federal savings bank (such corporation, and its successors and assigns under the Fiscal Agency Agreement hereinafter referred to, being herein referred to as the “Issuer”), promises to pay interest on the principal amount of this Security as set forth below until payment of the principal amount hereof has been made or duly provided for.
     The Securities shall bear interest at the rate of 2.75% per year from December 22, 2008.
     The Issuer shall pay interest on the Securities on each January 17 and July 17 of each year, commencing January 17, 2009, and at maturity (each, an “Interest Payment Date”). If any Interest Payment Date or the date of maturity would fall on a day that is not a Business Day, the related payment of principal or interest on the Securities shall be postponed to the following day that is a Business Day, and no interest shall accrue on the amount so payable from and after such Interest Payment Date or date of maturity, as the case may be. Interest on a Security shall be paid to the Person in whose name such Security was registered at the close of business on the preceding January 2 or July 2 (each, a “Regular Record Date”), as the case may be, whether or not a Business Day, prior to the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.
2. Method of Payment
     The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are Holders of Securities at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date even if Securities are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. The Issuer will make all payments in respect of a definitive Security (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities shall be made, in the case of a Holder of at least $10,000,000 in aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Fiscal Agent or the Paying Agent to such effect designating such account no later than the Regular Record Date prior to the applicable Interest Payment Date (or such other later date as the Fiscal Agent may accept in its discretion).
3. Fiscal Agent, Paying Agent and Registrar
     Initially, The Bank of New York Mellon Trust Company, N.A. (the “Fiscal Agent”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer may act as Paying Agent, Registrar or co-registrar.

4. Fiscal Agency Agreement
     The Securities are issued pursuant to a Fiscal Agency Agreement dated as of December 22, 2008 (the “Fiscal Agency Agreement”) between the Issuer and the Fiscal Agent. The terms of the Securities include those stated in the Fiscal Agency Agreement. Terms defined in the Fiscal Agency Agreement and not defined herein have the meanings ascribed thereto in the Fiscal Agency Agreement. The Securities are subject to all such terms, and Holders are referred to the Fiscal Agency Agreement for a statement of those terms. Copies of the Fiscal Agency Agreement are on file and available for inspection at the Corporate Trust Office of the Fiscal Agent, and reference thereto is made for a description of the rights and limitations of rights thereunder of the Holders of the Securities and the duties and immunities of the Fiscal Agent. In acting under the Fiscal Agency Agreement, the agents appointed by the Issuer thereunder are acting solely as agents for the Issuer and do not assume any obligation or relationship of agency or trust for or with the Holders of the Securities except as specifically described below or in the Fiscal Agency Agreement with respect to the Fiscal Agent.
5. Unsecured Obligations
     The Securities are senior unsecured obligations of the Issuer initially limited to $1,350,000,000 aggregate principal amount at any one time outstanding. The Securities are not secured by the assets of the Issuer or any of its affiliates.
6. FDIC Guarantee
     Pursuant to the Fiscal Agency Agreement, the Issuer and the Fiscal Agent acknowledged that the Issuer has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the FDIC under its Temporary Liquidity Guarantee Program on November 21, 2008 pursuant to the FDIC’s Final Rule, 12 C.F.R. Part 370 (as may be amended or supplemented from time to time, the “Rule”). As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.
     The Fiscal Agent is designated under the Fiscal Agency Agreement as the duly authorized representatives of the Holders for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Fiscal Agent’s capacity hereunder except as the representative of such Holder under the Debt Guarantee Program).
     Upon the Issuer’s uncured failure to make a timely payment of principal or interest on the notes (a “Payment Default”), the Representative, on behalf of all Holders of the Securities that are represented by the Representative, shall submit to the FDIC a demand for payment in accordance with the Fiscal Agency Agreement.
     If the Holder has elected not to have the Representative act as its authorized representative, it may make demand for payment under the Debt Guarantee Program in the circumstances described in the preceding paragraph.
     The FDIC shall be subrogated to all of the rights of the Holders and the Representative under the Fiscal Agency Agreement against the Issuer in respect of any amounts paid to the Holders, or for the benefit of the Holders, by the FDIC pursuant to the Debt Guarantee Program. In addition, the Fiscal Agent shall assign the rights of all Holders of the Securities to the FDIC as well as any claims in insolvency proceeding arising in connection with ownership of FDIC-guaranteed debt. In such a case, if any Holder of the Securities has received any distribution from the receivership or bankruptcy estate prior to the FDIC’s payment under the Debt Guarantee Program, the guaranteed amount paid by the FDIC to such Holder shall be reduced by the amount the Holder has received in the distribution from the receivership or bankruptcy estate.
     The Holders, by their acceptance of the Securities, authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holders pursuant to the Debt Guarantee Program (each, a “Guarantee Payment”), to execute an assignment in the form attached to the Fiscal Agency Agreement as Annex A, pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Issuer under the Fiscal Agency Agreement on behalf of the Holders.
     If a Holder has exercised its right not to be represented by the Representative, such Holder of Securities, by its acceptance of the Securities, agrees that, at such time as the FDIC shall commence making any Guarantee Payments to the Holder pursuant to the Debt Guarantee Program, such Holder shall execute an assignment in the form attached to the Fiscal Agency Agreement as Annex A, pursuant to which such Holder shall assign to the FDIC its right to receive any and all payments from the Issuer under the Fiscal Agency Agreement.
     The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the Securities for all purposes of the Fiscal Agency Agreement and upon any such assignment, the FDIC shall be deemed a Holder under the Fiscal Agency Agreement for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of the Fiscal Agency Agreement as a result of such assignment.
     If, at any time on or prior to the expiration of the period during which the Securities are guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment with respect to any Securities, the Holder of such Securities shall, or the Holder of such Securities shall cause the person or entity in possession of such Securities to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing such Securities, if any.
     If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Issuer is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one Business Day of such payment default.
     The FDIC shall make all determinations as to amounts payable under the Debt Guarantee Program. The FDIC’s determinations shall be final and binding on all Persons, including Holders of the Securities, subject only to the right of a Holder or other interested party to seek judicial review by commencing an action in the U.S. District Court for the District of Columbia or the Southern District of New York within 60 days after the FDIC makes its final determination.
     Any indebtedness of the Issuer to the FDIC arising under Section 2.03 of the Master Agreement in connection with the Debt Guarantee Program will constitute a senior unsecured general obligation of the Issuer, ranking pari passu with any indebtedness under the Fiscal Agency Agreement.
     Without affecting the limitations on Events of Default set forth in Section 6 of the Fiscal Agency Agreement, if the FDIC is making timely Guarantee Payments, for the avoidance of doubt, there shall not be deemed to be an Event of Default under the Fiscal Agency Agreement which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is due solely to the failure of the

Issuer to make timely payment on the Securities provided that the FDIC is making timely Guarantee Payments with respect to such Securities in accordance with the Rule. Subject to the terms of the Master Agreement, under the terms of the Securities, no Event of Default, including any resulting from an insolvency event, shall result in the automatic acceleration of the Securities.
7. Rights in the Event of Receivership
     Notwithstanding anything to the contrary in the Fiscal Agency Agreement or in the Securities (or in any related document), if the FDIC shall be appointed receiver for the Issuer and in its capacity as such shall cause the Issuer to merge with or into another financial institution, or in such capacity shall sell or otherwise convey part or all of the assets of the Issuer to another financial institution or shall arrange for the assumption of less than all of the liabilities of the Issuer by one or more other financial institutions, the FDIC shall have no obligation, either in its capacity as receiver or in its corporate capacity, to contract for or to otherwise arrange for the assumption of the obligations hereunder or represented by the Securities in whole or in part by any financial institution or institutions which results from any such merger or which has purchased or otherwise acquired from the FDIC, as receiver for the Issuer, any of the assets of the Issuer, or which, pursuant to any arrangement with the FDIC, has assumed less than all of the liabilities of the Issuer. To the extent that obligations hereunder or those represented by the Securities have not been assumed in full by a financial institution with or into which the Issuer may have been merged as described above, and/or by one or more financial institutions which have succeeded to all or a portion of the assets of the Issuer, or which have assumed a portion but not all of the liabilities of the Issuer as a result of one or more transactions entered into by the FDIC as receiver for the Issuer, then the Holders of the Securities shall be entitled to payments on the obligations represented thereby in accordance with the procedures and priorities set forth in any applicable receivership regulations or in orders of the FDIC relating to such receivership. The foregoing does not affect the FDIC’s obligations under the Debt Guarantee Program.
8. Sinking Fund
     The Securities are not subject to any sinking fund.
9. Denominations; Transfer; Exchange
     The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Fiscal Agency Agreement. Upon any transfer or exchange, the Fiscal Agent may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Fiscal Agency Agreement.
10. Persons Deemed Owners
     The Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Fiscal Agent or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Fiscal Agent for payment.
12. Amendment and Waiver

Subject to certain exceptions set forth in the Fiscal Agency Agreement, (i) the Fiscal Agency Agreement or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities and (ii) any default with any provision may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities.
     Without the express written consent of the FDIC, the Issuer and the Fiscal Agent may not amend, modify, supplement or waive any provision in the Fiscal Agency Agreement that is related to the principal, interest, payment, default or ranking of the Securities, that is required to be included in the Fiscal Agency Agreement pursuant to the Master Agreement or the amendment of which would require the consent of the Holders of any or all of the Securities.
13. Defaults and Remedies
     In case an Event of Default shall occur and be continuing, the principal hereof shall immediately become due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Fiscal Agency Agreement, including without limitation Section 6 thereof; provided, however, such remedy shall not be available to the Holders if the FDIC makes timely Guarantee Payments as set forth in Section 9 of the Fiscal Agency Agreement. Upon the occurrence of a “default” under the Fiscal Agency Agreement, the Holders of the Securities may enforce the rights of Holders hereunder in the manner, with the effect and subject to the conditions and limitations provided in the Fiscal Agency Agreement.
14. Fiscal Agent Dealings with the Issuer
     Subject to applicable law, the Fiscal Agent under the Fiscal Agency Agreement, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Fiscal Agent.
15. No Recourse Against Others
     A director, officer, employee, agent, or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Fiscal Agency Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
16. Authentication
     This Security shall not be valid until an authorized signatory of the Fiscal Agent manually signs the certificate of authentication on the other side of this Security.
17. Governing Law
     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
18. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities and has directed the

Fiscal Agent to use the CUSIP number as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.
     The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Fiscal Agency Agreement which has in it the text of this Security.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to
transfer this Security on the books of the Issuer.
The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Your Signature

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Fiscal Agent	Signature of Signature Guarantee

EXHIBIT B
FORM OF CERTIFICATE OF EXCHANGE
SOVEREIGN BANK (the “Issuer”)
2.75% Senior Notes Due 2012 (the “Securities”)
                          (the “Holder”) owns and wishes to exchange its interest in a Global Security representing the Securities (the “Global Security”) in accordance with Section 4(b)(i)(2)(B) of the Fiscal Agency Agreement, in the principal amount of US$ [                    ] in such Global Security for a definitive certificate in an equal principal amount (the “Exchange”). In connection with the Exchange, the Holder hereby certifies that:
     (i) the Global Securities are being acquired for the Holder’s own account without transfer; and
     (ii) such exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed exchange, the definitive certificate issued will be subject to the restrictions on transfer enumerated in the legend printed on the Global Securities, if any, and the Securities Act.
[Insert Name of Transferor]

By:
Name:
Title:
Dated:                                         ,

B - 1

ANNEX A
FORM OF FDIC ASSIGNMENT
     This Assignment is made pursuant to the terms of the 2.75% Senior Notes Due 2012 (CUSIP No. 846042 AA7) (the “Note”) and Section 9(e) of the Fiscal Agency Agreement, dated as of December 22, 2008, as amended from time to time (the “Fiscal Agency Agreement”), between The Bank of New York Mellon Trust Company, N.A. (the “Representative”), acting on behalf of the holders of the Notes issued under the Fiscal Agency Agreement who have not opted out of representation by the Representative (the “Holders”) and Sovereign Bank (the “Issuer”) with respect to the Note. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Fiscal Agency Agreement.
     For value received, the Representative, on behalf of the Holders (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the Note; (b) the Fiscal Agency Agreement pursuant to which the Note was issued; and (c) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Note or the Fiscal Agency Agreement (collectively, the “Assignment”).
     The Assignor hereby certifies that:
     1. Without the FDIC’s prior written consent, the Assignor has not:
          (a) agreed to any material amendment of the Note or the Fiscal Agency Agreement to the extent relating to the Note or to any material deviation from the provisions thereof; or
          (b) accelerated the maturity of the Note.
[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]
     2. The Assignor has not assigned or otherwise transferred any interest in the Note or the Fiscal Agency Agreement to the extent relating to the Note;
[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Note and related documentation, the Assignor must include the following representation.]
     2. The Assignor has assigned part of its rights, title and interest in the Note and the Fiscal Agency Agreement to the extent relating to the Note to                      pursuant to the                      agreement, dated as of                     , 20___between                     , as assignor, and                     , as assignee, an executed copy of which is attached hereto.
     The Assignor acknowledges and agrees that this Assignment is subject to the Fiscal Agency Agreement and to the following:
     1. In the event the Assignor receives any payment under or related to the Note or the Fiscal Agency Agreement from a party other than the FDIC (a “Non-FDIC Payment”):
          (a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Fiscal Agency Agreement pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and

Annex A - 1

shall apply such payment as payment made by the Issuer, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and
          (b) after the FDIC’s first guarantee payment under the Fiscal Agency Agreement, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
     2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.
     The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.
     IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this                      day of                     , 20___.

Very truly yours,

[ASSIGNOR]

By:

(Signature)

Name:

(Print)

Title:

(Print)
Consented to and acknowledged by this                      day of                     , 20                    :
THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:

(Signature)

Name:

(Print)

Title:

(Print)

Annex A - 2